UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 24, 2007

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-31719 (Commission File Number)	13-4204626 (I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective as of January 1, 2008, Molina Healthcare of Utah, Inc., a health plan subsidiary of the Company, has entered into a further six-month contract extension with the Utah Department of Health with respect to the health plan’s Medicaid members. The contract extends through June 30, 2008 the same terms and conditions of the parties’ existing cost-plus contract. The parties have agreed to negotiate a new savings sharing incentive provision which shall be retroactive to the commencement of the Utah state fiscal year 2008 (July 1, 2007 through June 30, 2008). As of September 30, 2007, there were approximately 50,000 Medicaid members covered under the contract, and revenues under the contract represented approximately 3.6% of the Company’s total revenues through the first nine months of the Company’s 2007 fiscal year. A copy of the contract amendment is attached hereto as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
No.	Description
10.1	Contract Amendment Number 4 with Utah Department of Health.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.
Date: December 28, 2007	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Contract Amendment Number 4 with Utah Department of Health.